SECOND MEMORANDUM OF CONFIRMATION

Dated day of November 2013

Between

MOKO Social Media Limited ACN 111 082 485 (formerly known as Moko.Mobi Limited) of Suite 4, 431 George Street, Sydney, New South Wales, Australia (**Buyer**);

Howmark Mobile LLC, a New Jersey limited liability company, the registered office of which is located at 22 Esplanade Drive, Somerset, New Jersey 08873, United States of America (**Seller**);

Howard Schwartz of 501 Westport Avenue, Suite 170, Norwalk, Connecticut 06851, United States of America (**Howard**),

Joseph Saviano of 25 Delevan Lane, Harrison, New York 10528, United States of America (**Saviano**);

Mark Roth of 39 Brownstone Way, Upper Saddle River, New Jersey 07458, United States of America (**Roth**);

Jimmy Chin of 199 W. Crescent Avenue, Allendale, New Jersey, 07404, United States of America (**Chin**);

Harris Schwartz of 1075 Eastern Avenue, Suite 291, Somerset, New Jersey 08873, United States of America (**Harris**)

1. Each of the parties to this Memorandum (each a **Party**):

   (a) refers to:

      (i) an asset purchase agreement dated 10 August, 2013 between each of them (**APA**);

      (ii) a memorandum dated 9 April 2013, as revised on 15 April 2013, from the Buyer to Roth on behalf of the Members of the Seller as therein referred to (**April Memorandum**); and

      (iii) a Memorandum of Confirmation dated on or about 19 October, 2013 between each of the parties to this Memorandum (**First Memorandum of Confirmation**); and

      (iv) this Memorandum;

   (b) acknowledges that the April Memorandum and the First Memorandum of Confirmation both varied the terms and conditions of the APA (that varied agreement being hereafter referred to as the **Varied APA**);

   (c) agrees that notwithstanding any of the provisions of the Varied APA, the terms and conditions of this Memorandum further vary the terms and conditions of the Varied APA, but only to the extent stated in this Memorandum;

   (d) acknowledges that any capitalised term used in this Memorandum will have the meaning given to that term in the Varied APA, other than to the extent expressly provided in this Memorandum; and

   (e) agrees that other than as expressly amended or varied under the provisions of this Memorandum, the current terms and conditions of the Varied APA will remain unamended and fully enforceable in accordance with their respective terms.

2. Each of the Seller, Howard, Saviano, Roth, Chin and Harris (collectively **US Parties**) hereby agrees and acknowledges that:

(a) the Seller has received, in accordance with the provisions of the varied APA:

(i) the payment of US$59,375.00 in immediately available funds; and

(ii) the issue and allotment of 508,130 fully paid ordinary shares in the issued capital of the Buyer (each a **MOKO Share**);

in full and complete payment of the Guaranteed Portion payable under the Varied APA in respect of the quarter commencing on and including 1 July, 2013 and ending on and including 30 September, 2013;

(b) upon performance of its obligations as stated in clause 2(a) of this Memorandum, the Buyer will have complied with all its obligations and performed all its liabilities under the Varied APA in regard to the payment of each Guaranteed Portion for the five consecutive quarters commencing on and including 30 June, 2012 and ending on and including 30 September, 2013, including without limitation, any obligation of the Buyer to make any payment or provide any other form of consideration under the provisions of clause 2.6(d) - "True Up" - of the Varied APA; and

(c) notwithstanding any other term or condition of the Varied APA, upon the Buyer:

(i) paying to the Seller US$170,000.00 in immediately available funds; and

(ii) issuing and allotting to the Seller 937,500 MOKO Shares,

the Buyer will have complied with all its obligations and performed all its liabilities under the Varied APA and this Memorandum in regard to the payment of each Guaranteed Portion for the three consecutive quarters commencing on and including 1 October, 2013 and ending on and including 30 June, 2014, including without limitation, any obligation of the Buyer to make any payment or provide any other form of consideration under the provisions of clause 2.6(d) - "True Up" - of the Varied APA.

3. The Buyer agrees and acknowledges that in consideration of each of the US Parties entering into and signing this Memorandum, the Buyer will, immediately after:

(a) receiving a counterpart or counterparts of this Memorandum that evidence the execution of this Memorandum in accordance with its terms by each of the Parties thereto other than the Buyer, pay to the Seller US$170,000.00 in immediately available funds; and

(b) the occurrence of:

(i) the receipt referred to in clause 3(a); and

(ii) shareholders of the Buyer passing the necessary resolutions and otherwise providing the necessary consent or authority at the annual general meeting of the Buyer that is convened to occur on 26 November, 2013,

issue and allot to the Seller 937,500 MOKO Shares.

4. Each of the Parties acknowledges and agrees that the performance by the Buyer of its obligations under the provisions of this Memorandum will not affect or vary the terms or conditions of any obligations of the Buyer to pay all or any part of the Remaining Portion, as provided for under the terms and conditions of the Varied APA.

5. Each of the Parties agrees and acknowledges that:

(a) each Party may execute this Memorandum in two or more counterparts;

(b) each counterpart of this Memorandum so signed will be deemed as an original counterpart of this Memorandum;

(c) all signed counterparts of this Memorandum together constitute one instrument; and

(d) a counterpart of this Memorandum that is signed by a Party or Parties and transmitted in portable document format (commonly referred to as "pdf") to the Seller or the Buyer, will be deemed to constitute an original counterpart of this Memorandum.

SIGNED BY:

MOKO Social Media Limited ACN 111 082 485

an Australian corporation

By: ....

Name: ....

Title: ....

HOWMARK MOBILE LLC
a New Jersey limited liability company

By: ....

Name: ....

Title: ....

....
Howard Schwartz

....
Joseph Saviano

....
Mark Roth

....
Jimmy Chin

....
Harris Schwartz